Exhibit 10.22

ADDENDUM TO PRODUCT PURCHASE AGREEMENT

This ADDENDUM TO PRODUCT PURCHASE AGREEMENT (the “Addendum”) supplements that certain Product Purchase Agreement No. PRO1585-042103 effective as of the 30th day of July, 2003 by and between Hewlett-Packard Company (herein “HP”) on the one hand and Overland Storage Inc. (herein “Supplier”) on the other hand.  There are no third party beneficiaries to this Addendum.

RECITALS

WHEREAS, HP and Supplier have previously entered into the aforesaid Product Purchase Agreement (the “Agreement”) or are concurrently entering into the Agreement and this Addendum;

WHEREAS, the purpose of this Addendum is to set forth commercial and other terms and conditions for Product sold by Supplier and purchased by HP pursuant to the Agreement; and

WHEREAS, HP and Supplier desire to supplement the Agreement as herein provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:

1.1       The effective date (“Effective Date”) of this Addendum is July 30th 2006.

1.2       Capitalized terms used herein, unless otherwise defined, will have the meanings given in the Agreement.

1.3       The original Term of Agreement will be extended effective upon execution of this Addendum by the parties and covers a period (the “Term”) which commences as of the Effective Date of this Addendum and continues for one (1) year and thereafter continues indefinitely unless terminated earlier under the terms of the Agreement; provided that in no event will this Agreement continue longer than three (3) years from the Addendum Effective Date unless extended or renewed upon mutual written agreement of the parties.

1.4   THIS ADDENDUM IS SUBJECT TO THE AGREEMENT, AND IN THE EVENT OF ANY CONFLICT BETWEEN A PROVISION OF THE AGREEMENT AND A PROVISION OF THIS ADDENDUM, THE PROVISIONS OF THE AGREEMENT WILL GOVERN.

1.5   Termination

1.5.1        Termination or expiration of the Agreement will ipso facto terminate this Addendum.

1.5.2        This Addendum may be terminated as set forth Article 24 of the Agreement.

1.5.3        Termination or expiration of this Addendum will not terminate otherwise affect the Agreement which will continue unaffected and in full force and effect according to the terms thereof.

1.5.4        This Addendum can be executed in original, telecopied or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.

1.5.5        This Addendum will inure to the benefit of each of the party’s permitted assigns or successors in interest and will be effective as of the Effective Date.

1.5.6        Additional terms and conditions (if any):

.

1.6   The Agreement continues in full force and effect; and except as may be expressly set forth in this Addendum, the Agreement is unchanged.

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed this Addendum as of the Effective Date.

OVERLAND STORAGE INC.		HEWLETT-PACKARD COMPANY

By	/s/ V.A. LoForti	By	/s/ Richard Gentilini

Print Name	Vernon A. LoForti	Print Name	Richard Gentilini

Title	VP & CFO	Title	Director, Global Procurement

Date	6/8/06	Date	6/19/06